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EXHIBIT 11.1


AMERICAN MEDSERVE CORPORATION
STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                   THREE MONTHS ENDED            NINE MONTHS ENDED
                                                       SEPTEMBER 30                  SEPTEMBER 30
                                                  --------------------          --------------------
                                                   1995           1996           1995           1996
                                                  --------------------          --------------------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)

Average number of shares outstanding              4,421          4,758          4,421          4,535
Net effect of common shares and common
   equivalent shares issued in an initial public
   offering under SAB 83                            390            390            390            390
Net effect of common shares issued in
   connection with the preferential mandatory
   distribution                                   1,655          1,655          1,655          1,655
                                                  ---------------------------------------------------

Total                                             6,466          6,803          6,466          6,580
                                                  ---------------------------------------------------
                                                  ---------------------------------------------------


Income (loss) before extraordinary item            $129        ($1,254)          $238          ($904)

Write off of deferred financing costs, net of
   income taxes of $404                               -              -              -            437
                                                  ---------------------------------------------------

Net income (loss)                                  $129        ($1,254)          $238        ($1,341)
                                                  ---------------------------------------------------
                                                  ---------------------------------------------------



Income (loss) before extraordinary item per share $0.02         ($0.18)         $0.04         ($0.14)

Write off of deferred financing costs, net of
   income taxes of $404, per share                 0.00           0.00           0.00          (0.06)
                                                  ---------------------------------------------------

Net income (loss) per share                       $0.02         ($0.18)         $0.04         ($0.20)
                                                  ---------------------------------------------------
                                                  ---------------------------------------------------

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